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                                                                  EXHIBIT 10.132

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Amendment") is entered into by and between MEGO FINANCIAL CORPORATION, a New York corporation (the "Company"), with its principal office located at 4310 Paradise Road, Las Vegas, Nevada 89109 and JON A. JOSEPH (the "Employee") as of August 31, 1997.

                          BACKGROUND OF THE AGREEMENT

     On July 7, 1995, the Company and the Employee entered into an EMPLOYMENT AGREEMENT (the "Agreement") whereby the Employee was hired as a Vice President and Associate General Counsel of the Company, pursuant to the terms of the Agreement, for a period of time expiring on August 31, 1997.

     The Company and the Employee desire to extend the term of the Agreement pursuant to the terms and conditions of this Amendment.

     In consideration of the foregoing and other good and valuable consideration, the Company and the Employee hereby agree as follows:

1. Other than as modified by this Amendment, the terms and conditions of the Agreement are hereby restated and ratified in full.

2. Duties and Performance - Section 2. of the Agreement is hereby amended by adding thereto:

     In addition to the above described duties, Employee shall serve as Vice President and General Counsel of the Company's wholly owned subsidiary, Preferred Equities Corporation.

3. Term - Section 3. of the Agreement is hereby amended by deleting the existing Section in its entirety and replacing it with the following:

     This Agreement shall commence on the 7th day of July, 1995 (the "Effective Date"), and terminate on August 31, 2000, unless sooner terminated as provided in this Agreement.

4. Compensation - Section 4. of the Agreement is hereby amended by deleting the existing Section in its entirety and replacing it with the following:

          4.   Compensation.

               (a) Unless otherwise agreed in writing by the Company and the Employee, the Company shall pay to the Employee, in partial compensation of his services, a salary of $175,000.00 per annum for each year of this Agreement (the "Base Compensation"). The Base Compensation shall be payable in equal installments, the frequency of which shall be determined by the Company, but in no event less frequently than monthly. The Company shall withhold and pay over to the appropriate
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governmental agency all payroll taxes (including income, social security and unemployment compensation taxes) required by federal, state and local governments having jurisdiction over the Company.

          (b) Employee shall be included in the group of executives considered for an annual bonus under the Company's Executive Incentive Compensation Plan. Employee shall receive a minimum payment of $25,000.00 per year, payable on or before January 15, of 1998 and 1999, whether or not any bonuses are payable under said Executive Compensation Plan.

          (c)  In addition to the compensation described in Paragraph 4(a) and
(b) above, on or before September 10, 1997, the Company will grant a qualified stock option to Employees under the Company's Key Employee Stock Option Plan (the "Plan") for the purchase of 30,000 shares of the Company's Common stock at an option price determined in accordance with the Plan. Employee acknowledges that he has been provided with and is familiar with the Plan and terms and conditions of the option.

          (d) The Company hereby ratifies and affirms the grant of the qualified stock option under the Plan in the amount of 25,000 shares of the Company's common stock granted to Employee on April 29, 1997 at an option price of $5.625 a share.

          (e) So long as Employee is performing his duties hereunder, Employee shall receive a monthly automobile allowance of $1,000.00 a month.

          (f) Employee shall be entitled to such health, dental, medical, disability, life and other insurance and 401(k) benefits as are provided to other executives of the Company.

          (g) In addition to the foregoing, Employee will be entitled to incur reasonable expenses for promoting the business of the Company. The Company shall reimburse the Employee for all such reasonable business expenses, including cost of travel, meals and lodging while traveling and business entertainment. The Company will make available to Employee a country club membership at Spanish Trail Country Club, to be used for entertaining persons in connection with the Corporation's business. the Company will pay all dues and assessments associated with such membership and Employee will pay for Employee's non-business related charges.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 31st day of August, 1997.


                                        COMPANY:
                                        MEGO FINANCIAL CORPORATION

                                        /s/ JEROME J. COHEN
                                        --------------------------------
                                        By: Jerome J. Cohen, President


                                        EMPLOYEE:

                                        /s/ JON A. JOSEPH
                                        --------------------------------
                                        By: Jon A. Joseph